10.1  Loan and Security Agreement between South Georgia Nephrology,
           P.A. and the Company dated July 21, 2000.

                      LOAN AND SECURITY AGREEMENT

                                BETWEEN

                   SOUTH GEORGIA NEPHROLOGY, P.C.,
                        A GEORGIA CORPORATION

                                  AND

                  DIALYSIS CORPORATION OF AMERICA, INC.,
                          A FLORIDA CORPORATION

                           DATED: July 21, 2000

                         LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (the "Agreement") is entered into effective as of July 21, 2000 (the "Effective Date") by and between SOUTH GEORGIA NEPHROLOGY, P.C., a Georgia corporation ("Borrower") and DIALYSIS CORPORATION OF AMERICA, INC., a Florida corporation ("Lender").

                            R E C I T A L S
                            ---------------

     A. Borrower is a Georgia professional corporation all of whose physician members are duly licensed and authorized to practice medicine in the State of Georgia.

     B. Lender is a Florida business corporation that is experienced in the provision of financing services for medical groups such as Borrower.

     C. Lender desires to provide financial assistance to Borrower in connection with the establishment and operation of a medical practice concentrating in Nephrology and the provision of working capital necessary to employ such physicians, and Borrower desires to receive such assistance, in the manner and on the terms and conditions set forth in this Agreement.

                           A G R E E M E N T
                           -----------------

     NOW, THEREFORE, in consideration of the above recitals, the mutual covenants, conditions and other terms contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                              ARTICLE I
                  AMOUNTS AND TERMS OF THE ADVANCES

     1.1  The Advances.  During the eighteen (18) month period (the "Advance
          ------------
Period") commencing on the Effective Date, Lender shall, upon the terms and conditions hereinafter set forth, make certain advances (the "Advances") to Borrower upon the request of Borrower, subject to the limitations set forth in Sections 1.2 and 1.3 below.

     1.2  Aggregate Limitation on Advances.  Lender shall not be obligated to
          --------------------------------
make any Advance under this Agreement if such Advance would cause the aggregate outstanding Advances extended to Borrower during the Advance period to exceed Three Hundred Thousand Dollars ($ 300, 000).

     1.3  Reasonable Business Purposes.  Advances shall be permitted pursuant
          ----------------------------
to this Agreement only for the following purposes: (a) to establish and operate a medical practice concentrating in Nephrology; (b) to provide the working capital necessary to employ such physicians from time to time; and (c) to purchase or lease such real property, equipment and supplies necessary to the operation of a medical practice.

    1.4  Making the Advances.  Each Advance shall be made upon at least
         -------------------
seventy-two (72) hours prior written notice from Borrower to Lender, specifying the date on which such Advance is requested to be made and the amount of such Advance. Within seventy-two (72) hours of the written notice, or on the date when the Advance is to be made, and upon fulfillment and the continued satisfaction of the applicable conditions set forth in Article II below, Lender shall tender the Advance to Borrower, in same day funds, at the address for Borrower referred to in Section 7.2 below. Each Advance made by Lender shall serve to reduce the total amount which Lender is obligated to advance under Section 1.2 above.

     1.5  Interest.  Interest shall accrue on a monthly basis on each Advance
          --------
made by Lender, at a rate equal to the lesser of the "Prime Rate" as published by the Wall Street Journal, plus one percent (1%) per annum or the maximum amount permitted by Georgia law, with interest calculated as of the date on which each Advance is made to Borrower.

     1.6  Payments of Principal and Interest.  Subject to the provisions set
          ----------------------------------
forth in Section 1.7 below, (a) interest shall accrue but not be paid during the Advance Period, and (b) principal and the accrued but unpaid interest shall be payable from Practice Proceeds. The term "Practice Proceeds" shall mean the amount calculated by subtracting physicians' base salaries, professional malpractice insurance costs and practice overhead costs from practice collections.

     In the event of a termination for any reason of the Employment Agreement executed this date between South Georgia Nephrology, P.C. and Andrew Queler or a Transfer Event triggering the transfer of Andrew Queler's shares of stock in South Georgia Nephrology, P.C. under the Stock Transfer Restriction Agreement also executed this date, Andrew Queler, personally and individually, his heirs and administrators, shall be relieved of all obligations under this Loan and Security Agreement including the obligation of repayment. Lender agrees to indemnify and hold harmless Andrew Queler, in his individual capacity, his heirs and administrators, from any demands to collect repayments pursuant to this Loan and Security Agreement. Indemnification shall include the defense of any claim for repayment as well as payment of any debt, obligation, compromise, judgment or renovation of said debt.

     1.7  Prepayments.  Any voluntary prepayments shall be treated as first
          -----------
reducing the amount of accrued but unpaid interest on previously extended Advances and thereafter, as a prepayment with respect to the then outstanding principal balance of such Advances. All such prepayments may be made in whole or in part without premium or penalty of any kind. Borrower may not re-borrow any amounts prepaid in accordance with the terms of this Agreement.

     1.8  Promissory Note.  Payment of principal and interest shall be in
          ---------------
accordance with the terms and conditions of the Promissory Note (the "Note"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The Note shall be executed by Borrower, shall evidence the indebtedness resulting from the Advances made by Lender to Borrower, and shall be delivered to Lender pursuant to Article II below. The last installment of principal and interest to be paid by Borrower hereunder shall be in an amount necessary to repay in full all Advances together with accrued interest on any and all principal amounts remaining unpaid under the Note.

                              ARTICLE II
               CONDITIONS PRECEDENT TO MAKING THE ADVANCES

     The obligation of Lender to make the Advances pursuant to Article I above shall be subject to the following conditions precedent:

          (a) Lender shall have received this Agreement and the Note, each duly executed by Borrower, as appropriate, as of the Effective Date.

          (b)  The representations, warranties and covenants contained in
     Article IV and Article V below are true and correct.

          (c) No event has occurred and is continuing which would constitute an event of default (as defined in Section 6.1 below) or would constitute an event of default but for the requirement that notice be given or time elapse or both.

          (d) Lender shall have received a UCC-1 financing statement, executed by Borrower as "Debtor" and naming Lender as the "Lender" with respect to the Security Interest, as hereinafter defined, granted by Borrower under the provisions of this Agreement.

                              ARTICLE III
                           SECURITY INTEREST

     3.1  Security Interest.  Borrower hereby creates and grants to Lender a
          -----------------
security interest (the "Security Interest") in the collateral described and referred to in Section 3.2 below to secure the performance of Borrower's obligations to Lender as set forth in this Agreement and the Note.

     3.2  Collateral.  The collateral in which the Security Interest is
          ----------
created shall include: (a) all present and future accounts receivable of Borrower from the Nephrology practice in Valdosta, the start-up of which is being financed under this Agreement, and the proceeds therefrom, and other rights of Borrower relating to the payment of money for services rendered by or on behalf of Borrower no matter how evidenced, all chattel paper, accounts, instruments and other writings evidencing any such right, and all goods repossessed or returned in connection therewith, including all proceeds from the sale or disposition of the foregoing; (b) all of Borrower's fixtures and appurtenances thereto; (c) such other goods, general intangibles, contract rights, chattels, fixtures, medical equipment and other equipment (of every nature and description), furniture and personal property that is now owned or may hereafter be acquired by Borrower in connection with and for use in said Nephrology practice in Valdosta; and (d) the entire equity interest in Borrower's professional corporation and documents evidencing such interest, including all stock certificates (collectively, the "Collateral").

     It is understood that no tangible or intangible personal or real property owned by Andrew Queler and/or his wife, Marta Queler, or their heirs (with the exception of Andrew Queler's equity interest in Borrower's professional corporation) shall serve as collateral in which the security interest is created hereunder.

     3.3  Obligations Secured.  The Security Interest created hereby secures
          -------------------
the following:

          (a) Payment of the indebtedness evidenced by the Note, and performance and discharge of each and every obligation, covenant and condition on Borrower's part to be performed under the Note, including any and all modifications, extensions, renewals or accords and satisfactions thereof.

          (b) Performance and discharge of each and every obligation, covenant and condition on Borrower's part to be performed under this Agreement.

     3.4  Release of Security Interest.  Upon satisfaction of all of Borrower's
          ----------------------------
obligations set forth in the Note and in this Agreement, Lender shall release the Security Interest in the Collateral.

     3.5  Indemnification.  Lender hereby agrees to execute any and all
          ---------------
documents necessary to indemnify Andrew Queler, his wife Marta Queler, and their heirs and administrators from any and all actions brought by any individual, natural or corporate, against him or them personally for contribution of any portion of the loan repayments herein based on any theory of liability or obligation. This indemnification includes the payment of any claims, judgments, settlements or attorneys' fees incurred in connection with said demands for repayment.

                             ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower hereby represents and warrants as of the Effective Date, which representations and warranties shall be correct at all times during the term of this Agreement, as follows:

          (a) Borrower is a Georgia professional corporation, duly formed, validly existing and in good standing under the laws of the State of Georgia.

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

          (b) The execution, delivery and performance by Borrower of this Agreement and the Note have been duly authorized by all necessary corporate action, and do not contravene any law or any contractual restrictions binding on or affecting Borrower.

          (c) This Agreement is, and the Note when delivered hereunder shall be, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

          (d) Borrower has full right and power to grant the Security interest contemplated hereunder, there are no presently existing security interests in the Collateral or any part thereof (except for other security interests that may exist in the name of Lender), and hereafter Borrower shall not grant additional security interests in the Collateral during the term of this Agreement without Lender's prior written consent.

                               ARTICLE V
                    AFFIRMATIVE COVENANTS OF BORROWER

     So long as the Note shall remain unpaid or Lender shall have any remaining outstanding unpaid balance hereunder, Borrower shall, unless Lender shall otherwise consent in writing:

          (a) Comply in all material respects with all applicable laws, rules and regulations;

          (b) Perform all of its obligations under this Agreement and under the Note when due and before any such obligations constitute an "Event of Default" as hereinafter defined; and

          (c) Use the proceeds from the Advances only in connection with the reasonable business purposes of Borrower as set forth in Section 1.3 above.

                              ARTICLE VI
                           EVENTS OF DEFAULT

     6.1  Events of Default.  As used in this Agreement, the term "Event of
          -----------------
Default" shall be any or all of the following:

          (a) The failure of Borrower to pay any principal or accrued interest then due and payable under the Note and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to Borrower by Lender;

          (b) The failure of Borrower to perform or discharge any obligation, covenant or condition contained in this Agreement or in the Note on its part to be performed or discharged, and any such failure shall remain un-remedied for ten (10) days after written notice thereof shall have been given to Borrower, as appropriate, by Lender;

          (c)  The representations and warranties of Borrower contained in
     Article IV above or the affirmative covenants of Borrower contained in
     Article V above fail to be correct at all times during the term of this Agreement;

          (d) Lender's Security interest in the Collateral shall become materially impaired or otherwise unenforceable;

          (e)  The dissolution of Borrower; or

          (f) The termination without renewal or replacement of that certain Medical Director Agreement dated ____________, 2000 between Borrower and DCA of South Georgia, LLC for any reason whatsoever.

     6.2  Effect of Default.  Upon the occurrence of an Event of Default,
          -----------------
Lender may exercise any or all of its rights and remedies provided by the Uniform Commercial Code and/or other Georgia law related to commercial transactions or by this Section 6.2, or otherwise available to Lender at law or in equity. All rights and remedies of Lender shall be cumulative and may be exercised successively or concurrently and, without impairment of the Security Interest of Lender in the Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may also, upon written notice to Borrower:

          (a) Declare its obligations hereunder to make Advances to be terminated, whereupon the same shall forthwith terminate;

          (b) Declare all principal and any accrued interest remaining unpaid under the Note and all other amounts payable under this Agreement to be due and payable, whereupon the same shall become and be immediately due and payable, without demand, protest, presentment or further notice of any kind; and

          (c) Require Borrower to assign, transfer, distribute, grant, gift or otherwise turn over to an affiliate or other designee of Lender, all of the intangible assets owned by Borrower (including without limitation accounts receivable, equity interests, contract rights, going concern and related goodwill) in satisfaction of all of the amounts owed by Borrower to Lender pursuant to this Agreement.

                                 ARTICLE VII
                                MISCELLANEOUS

     7.1  Amendments.  No amendment or waiver of any provision of this
          ----------
Agreement or the Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.2  Notices.  All notices which either party is required or may desire
          -------
to give to the other under or in conjunction with this agreement or the Note shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or as of the date indicated on a return receipt or other evidence of delivery if delivered by certified or registered mail, postage prepaid, return receipt requested or by reputable overnight delivery service such as Federal Express, addressed as follows:

     If to Lender:       Dialysis Corporation of America, Inc.
                         27 Miller Avenue, Suites 2 & 3
                         Lemoyne, PA  17043
                         Attention: Stephen W. Everett, President

     With a copy to:     Lawrence E. Jaffe, Esq.
                         777 Terrace Avenue
                         Hasbrouck Heights, NJ  07604

     If to Borrower:     South Georgia Nephrology, P.C.


                         Attention:

or to such other addresses or persons as may be designated by Lender or Borrower from time to time in accordance with the provisions of this
Section 7.2.

     7.3  No Waiver of Rights or Remedies.  No failure or delay on the part
          -------------------------------
of Lender in exercising any right hereunder or under the note shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise of any other right.

     7.4  Severability.  In the event any provision or part of any provision
          ------------
of this Agreement or the Note are rendered invalid or unenforceable by the enactment of any applicable statute, regulation or ordinance, or are made or declared unenforceable by any court of competent jurisdiction, the remaining parts or provisions of this Agreement or the Note shall continue in full force and effect.

     7.5  Captions.  Any captions to or headings of the articles, sections,
          --------
subsections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this agreement or any provision hereof.

     7.6  Costs and Expenses.  Borrower shall pay on demand all costs and
          ------------------
expenses, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement of this Agreement and the Note. Lender shall pay on demand all costs and expenses, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement of the payment of any Advance to Borrower by Lender under this Agreement, if such payment is wrongfully withheld.

     7.7  Assignment.  Borrower shall not assign any rights or delegate any
          ----------
duties under this Agreement without the prior written consent of Lender. Any unauthorized attempted assignment by Borrower shall be null and void and of no force and effect and shall constitute a material breach of this Agreement. Lender may assign this Agreement and the Note to any affiliate or other designee of Lender. All covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     7.8  Governing Law.  This Agreement and the Note shall be construed in
          -------------
accordance with and governed by the laws of the State of Georgia.

     7.9  Entire Agreement.  Except as otherwise provided herein, this
          ----------------
Agreement and the Note supersede any and all other agreements, whether oral or written, between the parties with respect to the subject matter hereof, and there are no representations, covenants or undertakings other than those expressly set forth in this Agreement or the Note.

     IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

                                       SOUTH GEORGIA NEPHROLOGY, P.C.
                                       a Georgia corporation ("Borrower")

                                       /s/ Andrew Queler
                                   By: ------------------------------------
                                   Its:

                                       DIALYSIS CORPORATION OF AMERICA, INC.
                                       a Florida corporation ("Lender")

                                       /s/ Stephen W. Everett
                                   By: ------------------------------------
                                   Its: President

                                  EXHIBIT A
                                     TO
                        LOAN AND SECURITY AGREEMENT

                               PROMISSORY NOTE
                               ---------------

($300,000) Maximum                                     -----------------------
Principal Amount                                       -----------------, 2000


     FOR VALUE RECEIVED, the undersigned South Georgia Nephrology, P.C., a Georgia professional corporation ("Borrower"), hereby promises to pay to Dialysis Corporation of America, Inc., a Florida business corporation ("Lender"), the maximum principal amount of Three Hundred Thousand Dollars ($300,000) in accordance with this Promissory Note and that certain Loan and Security Agreement dated as of ______________, 2000, by and between Borrower and Lender (the "Loan and Security Agreement"), together with accrued interest on the unpaid balance of such amount.

     1.  Payment Terms
         -------------

        (a) The maximum principal amount of Three Hundred Thousand Dollars ($300,000) to the extent Advanced (as that term is defined in the Loan and Security Agreement) by Lender to Borrower, together with accrued interest on such outstanding principal amount, shall be due and payable (subject to Section 1(b) below) as follows: (i) interest shall accrue but not be paid during the Advance Period, and (ii) principal and the accrued but unpaid interest shall be payable from Practice Proceeds. The term "Practice Proceeds" shall mean the amount calculated by subtracting physicians' base salaries and practice overhead costs from practice collections.

        (b) Interest shall accrue on a monthly basis on each Advance made by Lender to Borrower at a rate equal to the lesser of the "Prime Rate" as published by the Wall Street Journal, plus one percent (1%) per annum or the maximum amount permitted by Georgia law, with interest calculated as of the date on which each Advance is made to Borrower. Interest during any partial month shall accrue on a pro rata basis.

        (c) Both principal and interest shall be payable in lawful money of the United States of America in same day funds.

     2.  Advances and Payments.
         ---------------------

        (a) Each Advance made by Lender to Borrower pursuant to the Loan and Security Agreement and all payments made on account of principal and interest hereof shall be recorded and endorsed by Lender on the "Schedule of Advances and Payments" attached hereto as part of this Promissory Note. The failure by Lender to make any such record or endorsement shall in no way detract from or add to Borrower's obligations hereunder.

        (b) Any voluntary prepayments made by Borrower shall be credited first on any accrued but unpaid interest then due, and the remainder, if any, shall be credited on principal.

        (c) Borrower may not re-borrow any amounts prepaid in accordance with this Promissory Note.

        (d) Advances shall be permitted pursuant to the Loan and Security Agreement only for the following purposes: (a) to establish and operate a medical practice concentrating in Nephrology; (b) to provide the working capital necessary to employ such physicians from time to time; and (c) to purchase or lease such real property, equipment and supplies necessary to the operation of a medical practice.

     3.  Other Terms and Conditions.
         --------------------------

        (a) Upon any default under the Loan and Security Agreement, the entire principal amount outstanding on this Promissory Note and accrued interest thereon shall at once become due and payable at the option of Lender. Lender may exercise this option to accelerate at any time that Borrower is in default hereunder, regardless of any prior forbearance.

        (b) Borrower shall pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing payment hereof.

        (c) This Promissory Note incorporates herein by reference the terms and conditions of the Loan and Security Agreement described above. The Loan and Security Agreement, among other things: (i) contains provisions for acceleration of the maturity of this Promissory Note upon the happening of certain stated events, and (ii) requires Borrower to assign, transfer, distribute, grant, gift or otherwise turn over to an affiliate or other designee of Lender, all of the intangible assets owned by Borrower (including without limitation accounts receivable, equity interests, contract rights, going concern and related goodwill) in satisfaction of all of the amounts owed by Borrower to Lender pursuant to the Loan and Security Agreement and this Promissory Note.

          (d) Any default under this promissory Note shall constitute a default under the Loan and Security Agreement, and any default under the Loan and Security Agreement shall constitute a default under this promissory Note.

          (e) Payment of this Promissory Note is secured by and entitled to the benefit of the collateral described in the Loan and Security Agree-ment.

          (f) This Promissory Note may not be assigned by Borrower without the prior written consent of Lender. Lender may assign this Promissory Note and the Loan and Security Agreement to any affiliate or other designee of Lender.

          (g) This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                       SOUTH GEORGIA NEPHROLOGY, P.C.
                                       a Georgia corporation ("Borrower")



                                    By: ---------------------------------

                                    Its:---------------------------------

                   SCHEDULE OF ADVANCES AND PAYMENTS

--------------------------------------------------------------------------
                        Amount of     Amount of     Unpaid
        Amount of       Principal      Interest    Principal   Endorsed by
Date     Advance         Prepaid         Paid       Balance       Lender
--------------------------------------------------------------------------









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